Exhibit 10.30

ACXIOM CORPORATION NON-QUALIFIED MATCHIING CONTRIBUTION PLAN
(Effective January 1, 2009)

FIRST AMENDMENT

Pursuant to Section 6.3 of the Acxiom Corporation Non-Qualified Matching Contribution Plan (the “Plan”), as amended and restated effective January 1, 2009, Acxiom Corporation (the “Company”) hereby amends and restates Section 3.3 of the Plan effective July 1, 2009 as follows:

3.3              Employer Matching Contributions

No matching contributions will be required with respect to Participant’s Salary Reduction Contributions or Participant’s Deferred Compensation withheld on or after July 1, 2009.

For each Plan Year, when a Participant’s Deferred Compensation (as defined in the Retirement Savings Plan) is limited under the Retirement Savings Plan by reason of Code Section 401(a)(17), 402(g) or 415, the Employer may make matching contributions for each payroll period to a Participant’s Account under this Plan equal to:

(a)
A percentage of the Participant’s Salary Reduction Contributions withheld under the Non-Qualified Deferral Plan plus the Participant’s Deferred Compensation withheld under the Retirement Savings Plan as determined by the Board of Directors of the Employer or a properly authorized committee of the Board for the Plan Year, minus

(b)	the matching contribution allocated to the Participant’s account under the Retirement Savings Plan on account of the amounts deferred under subsection (a).

The Employer may elect to make a contribution under this Section 3.3 in Employer stock; provided, however, a contribution in stock to a Participant may not exceed 25% of his cash Compensation.

The determination as to whether a matching contribution will be made is in the sole discretion of the Board of Directors of the Employer or a properly authorized committee of the Board, determined in its sole discretion.

The Employer will not make an employer matching contribution to the Plan under this Section unless the Employer makes a contribution under a substantially similar formula to the Retirement Savings Plan.

IN WITNESS WHEREOF, this First Amendment is executed as of the 25th day of June, 2009.

                ACXIOM CORPORATION
Attest:

/s/ Catherine L. Hughes	By /s/ Cindy K. Childers
Name Cindy K. Childers
Title Senior Vice President - Human Resources